Exhibit 10.11

[Translation]

Investissement Québec

CONFIDENTIAL

January 23, 2020

Mr. Claude Doré, Chief Financial Officer

Leddartech Inc.

4535 boulevard Wilfrid-Hamel, Suite 240

Quebec City, Quebec G1P 2J7

Re:	Proposed development of the LIDAR platform

File: D155440

Dear Mr. Doré,

In response to your request for financial assistance for the purpose of your project, we are pleased to inform you that Investissement Québec has been authorized to grant your company an interest-free loan of up to nineteen million eight hundred thousand dollars ($19,800,000) under the ESSOR Program.

Attached you will find two copies of a loan offer that sets out the terms and conditions of the loan. To accept the offer, you must return a signed copy of it to us by February 10, 2020.

Please send us the following with the loan offer:

☒	the resolution(s) authorizing the signing of the loan offer;

☒	a cheque representing the commitment fee owed under the loan offer;

☒	original of the “Pre-Authorized Debit and Disbursement Authorization – Business” form, duly completed and signed, along with the original of the “Confirmation of Banking Information for Electronic Disbursement” form, duly completed and signed, where applicable;

☒	an original cheque marked “VOID” or an original of the “Confirmation of Banking Information for Electronic Disbursement” form, duly completed and signed;

☒	contact information for the legal counsel of your choice, who should contact Alain Falardeau, Investissement Québec’s legal counsel, at 514-876-9392 or by e-mail at alain.falardeau@invest-quebec.com;

☐	the extensions required under the loan offer, duly signed by the individuals indicated, along with the dated resolution(s) authorizing the signing of the extension.

Please do not hesitate to contact the undersigned should you require further information.

Yours very truly,

/s/ Nancy L’espérance

Nancy L’espérance

Senior Account Manager, Specialized Financing

Specialized Financing Department – Quebec City

Att.

Édifice lberville l, 1195 avenue Lavigerie, Suite 060, Quebec City, Quebec G1V 4N3 CANADA

418 643-5172 or toll-free: l 866 870-0437 Fax: 418-528-2063

www.lnvestquebec.com

LOAN OFFER

File: D155440            Company: E110178

BY:	INVESTISSEMENT QUÉBEC, a legal person constituted under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1), having its head office at 1195 avenue Lavigerie, Suite 060, Quebec City, Quebec G1V 4N3 (“IQ”).

TO:	LEDDARTECH INC., a duly constituted legal person having its principal place of business at 4535 boulevard Wilfrid-Hamel, Suite 240, Quebec City, Quebec G1P 2J7 (the “Company”).

1.	LOAN

1.1	IQ offers the Company an interest-free loan of up to nineteen million eight hundred thousand dollars ($19,800,000) (the “Loan”), on the terms and conditions set forth herein.

1.2	The capitalized words and expressions used herein have the meaning given to them in Schedule A hereto unless a particular meaning is given to them according to the context or under a specific provision.

2.	PROJECT

2.1	The Loan is only offered for the following project (the “Project”): the ongoing development of the LIDAR platform in compliance in all material respects with the provisional budget provided by the Company to IQ around the date hereof, including the expenses indicated therein, subject to reasonable variation, up to expenses not exceeding a global amount of $74,298,000 (the “Budget”).

The Project, along with its financing, is as follows:

Start date: April 1, 2019	End date: March 31, 2021

PROJECT	Total expenditures	Eligible expenditures	FINANCING	$ (CAN)%
R&D costs (salaries, sub-contracts, materials)	$31,839,000	$31,839,000	IQ-EDF RIFL	$19,800,000	26.65%
IP, licences, development (salaries) and equipment (capitalizable)	$21,497,000	$21,497,000	IQ-EDF Convertible debenture	$13,200,000	17.77%
General and administration costs	$5,321,000	$5,321,000	Shareholders’ debenture (issued)	$14,723,000	19.82%
Sales, marketing, management and production costs	$15,641,000	$15,641,000	Desjardins renewable loan	$14,893,000	20.04%
			Internally generated funds	$11,682,000	15.72%
Total:	$74,298,000	$74,298,000	Total:	$74,298,000	100.00%

2.2	The Company declares that it began the Project on April 1, 2019. The Project completion date will be the earlier of (i) the accumulation of Eligible Expenditures equal to the Budget, and (ii) March 31, 2021 (the “Project Completion Date”). If the Project Completion Date occurs before March 31, 2021, the Company shall notify IQ in writing of the actual date the Project was completed and, for the purpose of this offer, the Project Completion Date shall be such date or, if the Company fails to notify IQ of the actual date the Project is completed, the date of the end of the period covered by the last report of the Company’s independent auditor submitted to IQ indicating such Eligible Expenditures.

[2 sets of initials]

IQ’s initials

LOAN OFFER

File: D155440            Company: E110178

3.	INTEREST RATE

3.1	Subject to Schedule A hereto in the event of Default or advance repayment, the Loan will not bear interest.

4.	LOAN REPAYMENT

4.1	The Company will be granted a 60-month moratorium on the repayment of the Loan principal as of the initial disbursement of the Loan.

4.2	At the end of the moratorium referred to in the foregoing section, the Company shall repay the principal amount of the Loan in 60 equal and consecutive monthly instalments payable on the last day of each month as of the last day of the first month following the end of such moratorium.

5.	DISBURSEMENT

5.1	The Loan shall be disbursed directly into the Company’s account.

5.2	The Loan shall be disbursed in up to six (6) instalments corresponding to a maximum of 26.65% of the Eligible Expenditures incurred and paid which the Company asks to be disbursed.

5.3	Only Eligible Expenditures incurred by the Company for the purposes of the Project after April 1, 2019 may be considered by IQ as constituting Eligible Expenditures giving rise to the disbursement of the Loan.

6.	UNDERTAKINGS TO BE COMPLIED WITH PRIOR TO DISBURSEMENT OF THE LOAN

6.1	The first disbursement of the Loan shall not take place until IQ has obtained to its satisfaction:

6.1.1	written confirmation that sources of financing for the Project have been obtained on terms and conditions acceptable to IQ;

6.1.2	the security indicated under “SECURITY”, with confirmation of its publication;

6.1.3	in-house financial statements of the Company dated less than 60 days, which must not show any material adverse change compared to the financial statements provided previously;

6.1.4	written confirmation of the number of Jobs (as defined in Schedule A hereto) as of April 1, 2019;

6.1.5	a legal opinion from the Company’s external legal counsel on the corporate status of the Company, its ability to borrow, the validity of the security indicated under “SECURITY”, its rank, the Company’s ability to grant it, its enforceability and any other subject IQ may reasonably require;

[2 sets of initials]

IQ’s initials

LOAN OFFER

File: D155440            Company: E110178

6.1.6	the “Pre-Authorized Debit and Disbursement Authorization – Business” form duly completed and signed along with, where applicable, the original and personalized sample cheque in the name of the Company or the “Confirmation of Banking Information for Electronic Disbursement” form: and

6.1.7	written confirmation that there has been no material change in the Project or the nature of the Company’s business.

6.2	Before each disbursement of the Loan, the Company shall have given IQ, in a form satisfactory to it:

6.2.1	a disbursement request along with relevant documents confirming the expenses incurred for the Project as well as the sources of financing for the Project, the whole signed by the Chief Financial Officer of the Company and to the satisfaction of IQ;

6.2.2	a progress report on the Project indicating the new Jobs created in connection with the Project; and

6.2.3	in-house financial statements of the Company dated less than 90 days.

6.3	Before the last disbursement of the Loan, the Company shall have given IQ, in a form satisfactory to it:

6.3.1	a report of the independent auditors confirming the total Eligible Expenditures incurred and paid as well as how such expenditures were financed or any other proof considered satisfactory which is required by IQ; and

6.3.2	a final report commenting on the completion of the Project and the new Jobs created in connection with the Project.

7.	SECURITY

7.1	As a specific and ongoing guarantee of the Company’s performance of all its obligations toward IQ under this offer relating to the Loan, the Company shall:

7.1.1	grant IQ a senior-ranking hypothec in the amount of nineteen million eight hundred thousand dollars ($19,800,000) plus an additional hypothec in the amount of three million nine hundred sixty thousand dollars ($3,960,000) charging the universality of its present and future, tangible and intangible moveable property;

it being understood that such hypothec shall be subject to all hypothecs granted previously or pending on the universality of the Company’s present and future movable and immovable property in favour of the Fédération des caisses Desjardins du Québec as the Company’s lender as well as all hypothecs granted by the Company in favour of the Fédération des caisses Desjardins du Québec published as of October 2, 2018.

[2 sets of initials]

IQ’s initials

LOAN OFFER

File: D155440            Company: E110178

7.1.2	take out, to the satisfaction of IQ, all-risk insurance with a hypothecary clause covering its assets and designating IQ as hypothecary creditor.

7.2	Provided the Company is not in default under this offer, IQ acknowledges and agrees that:7.3

7.2.1	the Company may dispose of its inventory in the normal course of business and a lender may hold a senior-ranking movable hypothec charging the universality of the Company’s accounts receivable and inventory as well as the proceeds of their insurance guaranteeing any operating credit only;

7.2.2	a lender may hold a senior-ranking movable hypothec charging all new equipment financed by a specific loan granted to the Company provided such hypothec is only used to guarantee the loan financing the acquisition of such equipment; and

7.2.3	a lender may hold a senior-ranking movable hypothec on the tax credits financed by a specific loan it has granted to the Company which IQ has guaranteed.

In every case, a cession of rank must be signed by IQ to its satisfaction, acting reasonably, and published in the Register of Personal and Moveable Real Rights or any other appropriate register, where applicable.

8.	SPECIFIC UNDERTAKINGS OF THE COMPANY

8.1	Other than the general undertakings set out herein and notwithstanding Schedule A, the Company agrees, from acceptance of this offer until full repayment of the Loan:

8.1.1	to provide the following financial statements:

Entity	Type	Frequency	Time limit (days) (from the end of each fiscal year)
LeddarTech Inc.	Audited consolidated	Annual	90
LeddarTech Inc.	One-year provisional	Annual	within 30 days of fiscal year-end
LeddarTech Inc.	In-house	Quarterly	30

8.2	Not later than 30 days following the signing hereof, to send IQ a copy of the Company’s audited annual financial statements dated September 30, 2019, which must not show any material adverse change compared to the financial statements provided previously.

8.3	In the event the amounts disbursed by IQ in connection with the Loan are greater than what is permitted under this offer, and in particular section 5.2 hereof, the Company agrees to reimburse IQ the surplus amounts upon request. Failure to reimburse such amounts shall constitute a Default.

8.4	Throughout the term of the Project, the Company shall provide to IQ, within 120 days following the end of the fiscal year, an annual report of the independent auditors confirming the Eligible Expenditures incurred and paid in connection with the Project and how they were financed or any other proof considered reasonable and satisfactory which IQ may require (“Auditor’s Report”).

[2 sets of initials]

IQ’s initials

LOAN OFFER

File: D155440            Company: E110178

8.5	That the sums disbursed by IQ in connection with the Loan will only be used to carry out the Project and not be used in any manner to reimburse all or part of the Amounts owed under the $13,200,000 convertible debenture the Company has issued or is about to issue to IQ.

8.6	The Company agrees that any cost overrun in connection with the Project or insufficiency of internally generated funds shall be financed by the Company or another source of funds.

8.7	All reasonable, documented costs IQ is required to pay to enter into the transaction, including the cost of its legal counsel, shall be paid by the Company.

8.8	The Company shall maintain its principal operations related to the Project in Quebec until the date the Loan is repaid in full according to the terms of this offer. For greater certainty, this section 8.8 shall not prohibit the Company from acquiring control of an entity outside Quebec, which may, if the Company so wishes, continue to develop its own intellectual property (i.e. that of the entity outside Quebec), it being understood that the intellectual property of the Company and its operations related to the Project in Quebec may not be transferred to such entity outside Quebec.

8.9	If the Company decides to repay the Loan in advance, it shall, at its option, (a) maintain its operations in Quebec for five years following the date the Loan is repaid in advance, or (b) pay IQ, not later than within 15 days following the date the Loan is repaid in advance, interest calculated from the date of the first disbursement of the Loan up to and including the date the Loan is repaid in advance at a rate of 15% per annum. The Company shall confirm its choice to IQ in writing by the date the Loan is repaid in advance. If the Company fails to indicate its choice to IQ as contemplated above or if the Company fails, where applicable, to abide by its undertaking to maintain its operations in Quebec as contemplated in (a) above in this section 8.9, the Company shall pay IQ the interest contemplated in [paragraph] (b) of this section 8.9 within five days following written notice from IQ to the Company to such effect.

8.10	The Company’s intellectual property is and shall remain under the control of and owned by the Company, of which the head office, decision-making centre and principal place of business are in Quebec. The Company agrees to keep its head office, decision-making centre and principal place of business in Quebec throughout the term of the Loan. Without limiting the generality of the foregoing, the Company agrees that its intellectual property as well as all other intellectual property which may be developed in future, including, without limitation, in connection with the development of the LIDAR platform, shall be and remain under the control of or owned by the Company and thus kept in Quebec. For greater certainty, this section 8.10 shall not prohibit the Company from acquiring control of an entity outside Quebec, which may, if the Company so wishes, continue to develop its intellectual property (i.e. that of the entity outside Quebec), it being understood that the Company’s intellectual property and its operations related to the Project in Quebec may not be transferred to such entity outside Quebec.

8.11	In the event the Company does not abide by any of the terms of sections 8.8 to 8.10 of this offer, the Company shall pay IQ interest calculated from the date of the first disbursement of the Loan up to and including the date the Loan is repaid in full at a rate of 15% per annum.

8.12	The Company shall provide to IQ annually, on the anniversary date of the first disbursement of the Loan and at any time upon written request from IQ, written confirmation that the Company has complied with the provisions set forth in sections 8.8 to 8.10 of this offer, until the Loan is fully repaid. Notwithstanding the foregoing, if the Company repays the Loan in advance and chooses to maintain its operations in Quebec for five years following the date of such repayment in accordance with section 8.9(a) above, it shall provide such written confirmation to IQ until the end of such 5-year period and at any time upon written request from IQ.

[2 sets of initials]

IQ’s initials

LOAN OFFER

File: D155440            Company: E110178

9.	WARRANTS

9.1	The Company agrees to issue warrants to IQ [the “Warrants”), each warrant giving IQ the right to acquire one share in the capital stock of the Company of the same class of shares as that to which IQ will be entitled upon the total or partial conversion of the convertible debenture to be issued to IQ by the Company in the amount of $13,200,000 mentioned in the table found in section 2.1 hereof (the “IQ Debenture”), the characteristics of which shall be to IQ’s satisfaction.

9.2	The Company shall issue the Warrants upon the earlier of the following two events:

9.2.1	a next round of financing of the Company of a minimum amount of $30 M in equity or upon any other liquidity event (sale or merger of the Company, change of control or public offering) if such round of financing or other liquidity event takes place on or before December 31, 2020 (for greater certainty, neither the amounts received pursuant to this Loan or the IQ Debenture nor the other amounts indicated in the table in section 2.1 hereof under Financing shall be considered to form part of the above-mentioned amount of $30 M); or

9.2.2	March 31, 2021.

9.3	The Warrants may be exercised by IQ in whole or in part, at its option, for five years following their issuance. ·

9.4	The number of Warrants to be issued to IQ shall be equal to i) the amount disbursed by IQ under the Loan, ii) multiplied by 10% and iii) divided by the exercise price of each Warrant which will be determined upon the occurrence of the events described in sections 9.2.1 or 9.2.2, as the case may be, in accordance with section 9.5.

9.5	The exercise price of each Warrant shall correspond to: i) in the cases contemplated by section 9.2.1 of this offer, the price per share of such round of financing or, in the case of a liquidity event, the price per share determined at the time thereof and ii) if such next round of financing or other liquidity event does not take place, the Company and IQ agree to appoint an external appraiser not later than December 31, 2020 who shall determine the fair market value (FMV) of the Company and its shares. The exercise price of each Warrant shall correspond to the FMV per share as determined by the appraiser.

9.6	To exercise the Warrants, IQ shall send the Company at least 5 days’ prior written notice (the “Notice”). The Notice may be sent to the Company up to the last business day of the above-mentioned five-year period. The Company shall issue the shares and give IQ a share certificate representing them upon receipt by the Company of the exercise price of all the Warrants exercised by IQ (if IQ does not exercise all the Warrants represented by a certificate, the Company shall also give it a new Warrant certificate representing the remaining unexercised Warrants). The exercise price may be paid within ten business days after IQ sends the Notice, it being understood that the payment shall be valid even if it is made after the above-mentioned five-year period if the time limits for sending the Notice and making the payment have been followed.

[2 sets of initials]

IQ’s initials

LOAN OFFER

File: D155440            Company: E110178

9.7	The Warrants granted shall be evidenced by a Warrant certificate representing the number of Warrants to be remitted to IQ upon payment of the subscription price for them, it being understood that, where applicable, IQ shall intervene in the agreement among the shareholders of the Company in effect when IQ exercises the Warrants. The Warrant certificate shall be numbered and indicate the following:

i)	the date it is issued,

ii)	the number and class of shares to be acquired according to it,

iii)	the exercise price of the Warrants,

iv)	the date the Warrants expire,

v)	how they can be exercised as indicated above, and

vi)	the possibility of IQ transferring the Warrants to the Government of Quebec, a Quebec Crown corporation or any entity ultimately controlled by the Government of Quebec or one of its agencies acting in such capacity, without having to offer such Warrants or shares to the Company’s shareholders pursuant to a right of first refusal or any other right set forth, where applicable, in any agreement among the shareholders of the Company which may apply to IQ.

9.8	The Warrant certificates shall also provide that the Warrants will be adjusted to reflect any change made to the shares in the capital stock of the Company of the same class as those covered by the Warrants, including pursuant to any consolidation or split, declaration of dividends payable in shares or convertible securities of the same class as those covered by the Warrants, corporate reorganization of the Company changing the rights and privileges of the shares covered by the Warrants or any other transaction which may change the rights and privileges of the shares covered by the Warrants. The said adjustment shall be made further to such change in a manner that ensures that IQ is in the same position as before the change occurred.

9.9	If the Company wishes to add provisions applicable to the Warrants other than those set forth herein, it shall first submit them to IQ for approval, and they shall be to IQ’s complete satisfaction. If such other provisions are not submitted to IQ or are not to its complete satisfaction, only the provisions set forth herein shall apply to the Warrants.

9.10	It is understood that the provisions of sections 9.2 and 9.8 shall not give the Company the right to carry out such transactions relating to its capital-stock without the prior written consent of IQ to the extent otherwise provided for in this offer.

9.11	The Company represents and warrants to IQ that it will ensure that i) the granting of the Warrants to IQ will not contravene in any manner whatsoever the certificates, articles and by-laws of the Company or any agreement to which the Company may be a party and that ii) the granting of the Warrants and the shares which may be issued following their exercise in accordance with the terms hereof shall have been approved according to all necessary corporate authorizations concurrently with the signing hereof.

10.	COMMITMENT FEE

10.1	This offer is subject to a commitment fee (“Commitment Fee”) of 1% of the amount of the Loan, i.e. one hundred ninety-eight thousand dollars ($198,000).

[2 sets of initials]

IQ’s initials

LOAN OFFER

File: D155440            Company: E110178

10.2	IQ acknowledges that it has received the sum of ninety-nine thousand dollars ($99,000) as partial payment of the Commitment Fee.

10.3	The Commitment Fee, the balance of which must be paid to IQ upon acceptance of this offer, shall not be refundable in whole or in part unless the Company abandons the Project for a reason which, in IQ’s opinion, is beyond its control.

10.4	The mere cashing of the Commitment Fee shall not create any entitlement in favour of the Company and shall in no way oblige IQ to make any disbursement of the Loan, such rights and obligations being generated only to the extent that the terms and conditions indicated in this offer are met.

11.	OTHER PROVISIONS

11.1	Only the French version of this offer shall be considered official and it shall take precedence over any translation which may accompany it.

11.2	The Company acknowledges that the provisions set forth in this offer and its schedules have been freely discussed by it and IQ and that it has received adequate explanations as to their nature and scope.

11.3	This offer is deemed to have been signed by all the parties in QUEBEC CITY.

INVESTISSEMENT QUÉBEC

Per:	/s/ Nancy L’espérance	Date:	2020-01-23
Nancy L’espérance Senior Account Manager, Specialized Financing Name of authorized signatory in block letters

Per:	/s/ Sébastien Plante, CFA, MBA	Date:	2020-01-23
Sébastien Plante, CFA, MBA Manager, Specialized Financing – Quebec City Name of authorized signatory in block letters

ACCEPTANCE BY THE COMPANY

We have read the terms and conditions set out in this offer, we accept this offer of a loan and we attach a cheque in the amount of ninety-nine thousand dollars ($99,000) as payment of any amount owed on the Commitment Fee.

LEDDARTECH INC.

Per:	/s/ Claude Doré		Date: 2020-01-23
	Name:	Claude Doré
	Title:	Chief Financial Officer

[2 sets of initials]

IQ’s initials

LOAN OFFER

SCHEDULE A

General Terms and Conditions of the Loan

File: D155440 Company: E110178

1.	DEFINITIONS

For the purpose of this offer, the following expressions shall have the meaning given to them hereinafter unless the context requires otherwise:

“Default” means any of the defaults mentioned under section 6, “Default”;

“Eligible Expenditures” means the expenditures indicated in the Project provided they are incurred and paid by the Company;

“Job” means any permanent employment held on the basis of 1,200 hours per year, including vacation;

“Material Change” means any change or modification, upward or downward, as the case may be, which, in the reasonable opinion of IQ, could adversely and materially affect the carrying out of the Project or a Material Element;

“Material Element” means the legal existence of the Company, its financial situation, its operating results and its ability to carry on business, hold its assets or perform its general obligations or those under any credit or security agreement to which it may be a party;

“Prime Rate” means the prime rate used by the majority of six (6) Canadian chartered banks chosen by IQ, expressed on an annual basis. Such rate is revised once a week and may therefore vary weekly.

2.	INTEREST

2.1.	Notwithstanding section 3.1 of this offer, in the event of Default, any amount owed by the Company shall bear interest as of the date of the first disbursement of the Loan up to and including the day the entire amount owed to IQ is repaid, the whole at an annual rate equal to the Prime Rate which is currently, for reference purposes only, 3.95% per annum. This section shall not apply to sections 8.9 and 8.11 of the offer which specify a different interest for the defaults mentioned therein.

2.2.	The Company hereby accepts any variation in the interest rate which IQ may determine from time to time and which IQ takes into account in calculating interest payable on any amount due and payable hereunder. Any statement of account sent to the Company by IQ shall constitute irrefutable evidence of the accuracy of such calculation if the Company fails to notify IQ otherwise within ten (10) days of receipt of any such statement of account.

2.3.	Any interest which is not paid when due shall bear interest as of such date at the rate set out in this offer, without notice or demand.

3.	ADVANCE REPAYMENT

(intentionally removed: see section 8 of the offer).

4.	ELECTRONIC TRANSFERS

4.1.	The Loan may be disbursed by IQ directly into the Company’s bank account if IQ has obtained an original of the “Pre-Authorized Debit and Disbursement Authorization – Business” form and, where applicable, an original personalized sample cheque in the name of the Company or the “Confirmation of Banking Information for Electronic Disbursement” form. However, IQ reserves the right to disburse the Loan by cheque if it considers this method of disbursement preferable under the circumstances.

[2 sets of initials]

IQ’s initials

LOAN OFFER

SCHEDULE A

General Terms and Conditions of the Loan

File: D155440 Company: E110178

4.2.	The Company hereby authorizes IQ to make, through manual or electronic withdrawals from its bank account, any payment the Company is required to make to IQ under this offer and any amendment hereof, where applicable. To this end, the Company hereby authorizes the bank or financial institution with which it does business to honour the withdrawals made by IQ and agrees to fill out and sign the “Pre-Authorized Debit and Disbursement Authorization – Business” form.

4.3.	IQ shall send the Company monthly in advance a debit note containing all the information relating to the repayment to be made by the Company.

4.4.	The Company agrees to renew the above authorization if it changes banks or financial institutions before the Loan is fully repaid and to inform IQ of such change by giving it a new “Pre-Authorized Debit and Disbursement Authorization – Business” form, duly completed and signed, along with a sample cheque from its new bank or financial institution marked “VOID” containing all required information.

4.5.	The Company agrees that the repayment of any amount owed hereunder and under any amendment hereof, where applicable, shall be made by cheque if IQ considers that method of payment preferable under the circumstances.

5.	GENERAL UNDERTAKINGS OF THE COMPANY

5.1.	As of the date this offer is accepted and as long as the Company is bound toward IQ in any capacity whatsoever pursuant to this offer, it agrees:

5.1.1	to provide, at IQ’s request, its audited financial statements, its semi-annual financial statements, the financial statements of its subsidiaries and any surety and, where applicable, its consolidated financial statements or any other audited or unaudited financial statement required by IQ, within the time specified by IQ;

5.1.2	to provide annual financial forecasts covering the next annual period with working assumptions not later than within 30 days of the end of each fiscal year;

5.1.3	not to grant loans or advances to its shareholders, directors or officers or to affiliated or related companies, invest in them or grant them security (other than the security contemplated by section 6.2), other than in the normal course of business;

5.1.4	to deal on a business relationship basis and at arm's length with any person;

5.1.5	not to purchase or redeem any shares in its capital stock or declare or pay dividends to one or more classes of shareholders without IQ’s prior written consent;

5.1.6	not to move all or a substantial part of its activities outside Quebec without IQ’s prior written consent;

5.1.7	not to merge, dissolve, voluntarily liquidate or make any change in the control or ultimate control of the Company. If the Company carries out any of the above-mentioned transactions without IQ’s consent, any amount paid with respect to the Loan shall become due and payable forthwith with interest as of the first disbursement of the Loan at the Prime Rate.

Control means the holding of shares with a sufficient number of voting rights to elect the majority of the directors of the Company.

Ultimate control means the holding of the said shares by one or more natural persons giving control of the Company through one or more legal persons who are shareholders of each other or of the Company. In the event of the death of the shareholder who has ultimate control of the Company, the transmission of the shares of the deceased shareholder to his or her heirs shall not be deemed to constitute a change in the ultimate control of the Company provided the said control remains in the hands of the legal heirs of the deceased shareholder;

[2 sets of initials]

IQ’s initials

LOAN OFFER

SCHEDULE A

General Terms and Conditions of the Loan

File: D155440 Company: E110178

5.1.8	to insure the insurable assets related to the Project and keep them insured against all risks, up to their insurable value, or to take out and maintain in effect any insurance generally maintained by businesses carrying on similar activities at the development stage of the Project and to provide IQ, upon request, with a copy of the insurance policies taken out and their renewal, the whole to IQ’s satisfaction. If the Company fails to comply with this undertaking, IQ may remedy it, at the expense of the Company, without prejudice to any other right in its favour.

5.1.9	not to charge (other than the security contemplated by section 7.2 of the offer), sell or dispose of its assets in any manner without IQ’s prior written consent other than in the normal course of business;

5.1.10	to disclose to IQ forthwith any litigation or proceeding before a court of justice, tribunal, commission or government agency to which it is a party which is likely to constitute a Material Change;

5.1.11	to comply at all times and in all material respects with the laws of Quebec governing it and, more specifically but without limiting the generality of the foregoing, with environmental protection, labour and human rights legislation;

5.1.12	to adopt responsible ethical and social conduct at all times;

5.1.13	except with respect to the periods necessary to allow the Company to maintain or replace equipment which is obsolete or which can no longer be used in the normal course of business, to maintain its operations relating to the Project until the date the Loan is repaid in full according to section [no section number given] of the offer;

5.1.14	(intentionally removed);

5.1.15	not to make any significant change in the Project without IQ’s prior written consent, acting reasonably. If the actual cost of the Project exceeds the anticipated total, the Company shall provide or ensure that its shareholders provide the necessary sums to cover any amount exceeding the forecasts, in a manner IQ considers satisfactory, acting reasonably, before the balance of the Loan is disbursed. If the expenditures actually incurred by the Company with respect to the Project are less than the total expenditures described under the heading “PROJECT” (i.e. the Budget), the amount of the Loan will be reduced proportionately.

5.1.16	to give IQ, acting reasonably, any document it may consider useful or relevant during the term of the Loan;

5.1.17	to provide, at IQ’s request, the certificates or documents required under the laws of Quebec;

5.1.18	not to assign or transfer the rights granted to it under this offer without IQ’s prior written consent;

5.1.19	to pay all expenses related to the preparation and registration, where applicable, of the documents required to give legal effect to this offer and any amendment thereto;

5.1.20	to pay all reasonable, documented expenses incurred by IQ to exercise its rights under this offer, including those allowing it to ensure the performance of all the obligations of the Company to protect, execute or preserve any security granted to guarantee the Loan or conduct an appraisal of the Company’s assets at IQ’s request following a Default including, without limitation, all legal costs and fees, charges or other legal expenses, and the costs and fees of agents, trustees or other persons;

[2 sets of initials]

IQ’s initials

LOAN OFFER

SCHEDULE A

General Terms and Conditions of the Loan

File: D155440 Company: E110178

5.1.21	to pay all reasonable costs charged by an outside consultant chosen by IQ to advise it on any matter relating to the Loan; more specifically, the following may be given by contract to such outside consultant: the preparation of financial and operational analyses of the Company, the appraisal of the security and intellectual property related to the Project as well as any other matter involving the protection of IQ’s rights;

5.1.22	to allow IQ, upon prior notice to the Company, to enter the Company’s premises during normal business hours to make any verifications considered necessary or useful and to obtain a copy of any document required for such purpose;

5.1.23	not to allow the hypothecs and other security granted by or on behalf of the Company ranking prior to that granted to IQ to guarantee the Loan to be used to guarantee: i) any new obligation as well as any new credit or credit increase, or ii) any sum advanced again following the partial or total repayment of the term loans previously guaranteed by the said hypothecs, where applicable, unless in every case it has obtained the prior written consent of IQ, acting reasonably;

5.1.24	to disclose to IQ forthwith any financial assistance of more than $100,000 granted, in any form whatsoever, by the government of Canada, the government of Quebec or a department or agency thereof for the purpose of carrying out the Project.

6.	DEFAULT

Notwithstanding any provision to the contrary contained in this offer and even if the terms have been complied with, IQ reserves the right, at its discretion, to terminate the Loan or defer the disbursement of the Loan or any undisbursed portion thereof, where applicable, and the Company agrees to repay, on demand, all or part of the disbursed amounts of the Loan, with interest at the rate indicated in section 2.1 of this Schedule A or sections 8.9 or 8.11 of the offer, as the case may be, costs and incidentals, in the following cases:

6.1.	if the Company completely abandons the Project;

6.2.	if the Company assigns its property, is the subject of a receivership order under the Bankruptcy and Insolvency Act, makes a proposal to its creditors or commits an act of bankruptcy under the said Act, takes advantage of the Companies' Creditors Arrangement Act, or if it is subject to a liquidation order under the liquidation rules prescribed by the Business Corporations Act or any similar statute, if it is insolvent or about to become insolvent or if it does not maintain its legal existence;

6.3.	if the Company is in default under an agreement representing an amount of more than $100,000 or a guarantee instrument regarding a loan of more than $100,000 or if it is in default under any agreement entered into with IQ;

6.4.	if, in the opinion of IQ and without its consent, a Material Change occurs in the Project or its financing, or the nature of the Company’s operations;

6.5.	in the case of error or omission in a statement, failure to disclose, misrepresentation, fraud or falsification of documents on the part of the Company;

6.6.	if the Company fails to fulfil any of its undertakings set out in the terms and conditions of this offer.

[2 sets of initials]

IQ’s initials

LOAN OFFER

SCHEDULE A

General Terms and Conditions of the Loan

File: D155440 Company: E110178

7.	GENERAL PROVISIONS

7.1.	Once accepted by the Company, the offer shall constitute the loan contract between the parties. This contract shall be governed by the laws of Quebec and, in the case of a dispute, the courts of Quebec for the judicial district of Quebec City shall have sole jurisdiction. This offer is also subject to the application of the terms and conditions set out in the Act respecting Investissement Québec. By accepting this offer, the Company declares that all the technical, financial or economic information which has been provided to IQ on a historical basis is true.

7.2.	For the purpose of this offer, all notices shall be sent in writing by certified or registered mail, delivered by hand or faxed. Notices from IQ shall be sent to the head office of the Company, to the attention of the authorized representative who signs the acceptance of this offer for and on behalf of the Company. All notices from the Company or its trustees shall be sent to Investissement Québec, at its head office, Édifice lberville l, 1195, avenue Lavigerie, bureau 060, Quebec City, Quebec, G1V 4N3 (fax: 514-873-9917 or affaires.juridiques@invest-quebec.com) to the attention of its Secretary. All notices shall be deemed to have been received on the day of their delivery if they are delivered by hand, the day of their transmission if they are sent by fax, and if that day is a business day, during normal office hours or the following business day, as the case may be, or on the third business day following their mailing by the sender if they are sent by certified or registered mail.

8.	STAND-BY FEE

8.1.	If the Company has not made a request for disbursement of any amount of the Loan it is entitled to receive within six months of the Project Completion Date, IQ may cancel all or part of the undisbursed portion of the Loan.

9.	PUBLIC ANNOUNCEMENT

9.1.	By accepting this offer, the Company agrees that IQ may publicly disclose the main parameters of the financial assistance granted to the Company including, without limitation, the name of the Company, its type of business, its location, the nature and amount of the financial intervention provided for herein as well as the number of employees working for the Company.

9.2.	If the Company wishes to officially announce the Project or have an official inauguration, it shall notify IQ 15 days in advance, in order to allow it or its Minister to participate.

[2 sets of initials]

IQ’s initials

Automatic Withdrawal and Disbursement Authorization - Business
General information
Name of the business LeddarTech Inc.		File No D155440
Address 4535 boulevard Wilfrid-Hamel Suite 240		City Quebec City
Province Quebec	Postal code G1P 2J7	Telephone number and area code 418-653-9000, ext. 226
Bank account information (You may only register for this service if you have accounts at a financial establishment in Canada.)
Automatic Withdrawal
Name of the financial institution		Example of a coded cheque
Branch number (5 digits)	Institution number (3 digits)
Account number (minimum 7 digits, including zeroes)
Address of the financial institution
Existing client only: ☐ Information above is wrong, please use new information hereunder:
Name of the financial institution		Address of the financial institution
Branch number (5 digits)	Institution number (3 digits)	Account number (minimum 7 digits, including zeros)
Disbursement
Existing Client

☐ Use the same information as for the automatic withdrawal (see above). In the event of a change in the banking information for the automatic withdrawal, please attach a personalised specimen cheque or complete the form Confirmation of Banking Information for Automatic Withdrawal.

☐ Use different information. Please attach a personalised specimen cheque or complete the form Confirmation of Banking Information for Automatic Withdrawal

New Client: Please attach a personalised specimen cheque or complete the form Confirmation of Banking Information for Automatic Withdrawal

Undertaking and Authorization for Automatic Withdrawal

I authorize Investissement Québec (IQ) and the financial institution to withdraw from my bank account all amounts owed to IQ pursuant to this offer, in accordance with the rules of the Canadian Payments Association. Periodic or sporadic payments up to the full amount owed shall be debited from my account on the last day of the month.

I acknowledge and confirm that I waive my right of standard notice of 10 days regarding any automatic withdrawal.

I have certain rights of action if a debit does not comply with this agreement. For example, I have the right to be reimbursed for any automatic withdrawal which is not authorized or which does not comply with this agreement. For a repayment application form or for further information about my rights of action, I can contact my financial institution or visit www.payments.ca

I agree to give written notice to Investissement Québec without delay of any change related to the bank account.

I can cancel this authorization upon 30 days’ written notice.

This authorization must be signed by the corporation’s authorized representative.

I accept these withdrawal terms and I wish to take advantage of this service. I authorize Investissement Québec to provide the above information to its financial institution. I authorize Investissement Québec to proceed with the disbursement of this offer to the bank account identified above.

Signature: _____________________________________________ Name of the Business: __________________________________ Name and title of authorized representative: _______________________________	Date
Year Month Day

File: D154543 Company: E101284 Confirmation of Banking Information for Automatic Withdrawal

Name of the business with Investissement Québec:	LeddarTech Inc.
File number with Investissement Québec:	D155440

This confirmation of banking information is used for registration in OBS (“Online Banking Solutions”), only where an original and personalized specimen cheque cannot be provided.

Please have a cheque on hand to write the complete number sequence below, including zeroes.

Name of financial institution

Name of contact person
at your financial institution:

Telephone:

Address:

Transit Number:

Institution number:

Account number
(minimum 7 digits, including zeroes)
Beneficiary:
(maximum 30 characters)
Address:

Signature of authorized person:
Name and title of authorized person:
Date:

File: D154543           Company: E101284

INDEPENDENT AUDITOR’S REPORT

TO THE BOARD OF DIRECTORS OF [COMPANY NAME] AND INVESTISSEMENT QUÉBEC

(ELIGIBLE EXPENDITURES INCURRED)

Opinion

We have audited the expenditures incurred (column 2) and expenditures paid (column 3) and the financing provided (column 8) in the tables of expenditures and financing of [company name] (the “Company”) for the period from [date] to [date] in connection with the Project, and the related notes, including a summary of significant accounting policies (collectively referred to as the “tables”).

In our opinion, the financial information presented in the attached tables has been prepared, in all material respects, in accordance with the provisions concerning financial information set out in section [XX] of the agreement entered into on [date] [if applicable, add: “and amended on [date]”] by Investissement Québec and the Company.

Basis for Opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Tables section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the tables in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Observations - Basis of Accounting and Restriction on Distribution

We draw attention to note [X] to the tables, which describes the basis of accounting applied. The tables were prepared to allow the Company to respect the terms of the agreement entered into by Investissement Québec and the Company. Consequently, it is possible that the tables may not be appropriate for any other use. Our report is intended only for the Company and Investissement Québec and must not be distributed to parties other than the Company and Investissement Québec. Our opinion is not modified in respect of this matter.

Responsibilities of Management [and Those Charged with Governance] (if applicable) for the tables

Management is responsible for the preparation of the tables in accordance with the provisions regarding financial information set out in section [XX] of the agreement entered into on [date] [if applicable, add: “and amended on [date]”] by Investissement Québec and the Company, and for such internal control as management determines is necessary to enable the preparation of tables that are free from material misstatement, whether due to fraud or error.

In preparing the tables, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

[Those charged with governance are responsible for overseeing the Company’s financial reporting process.] (if applicable)

File: D154543           Company: E101284

Auditor’s Responsibilities for the Audit of the Tables

Our objectives are to obtain reasonable assurance about whether the tables are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian GAAS will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these tables.

As part of an audit in accordance with Canadian GAAS, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the tables, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the tables or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

[Signature] 1

[City], Quebec

[Date]

1 CPA auditor, [accounting designation before the CPA Act came into force], public accountancy permit No. [A######]

Model Expenditure Table (Investment)
...(Company name)...
Table of Expenditures for the Period from … (date) to ...(date)...
Proposed investment in the amount of ...(amount)... at ...(project address)...

Project	Planned amounts (authorization or amendment) (1)	Expenditures incurred* to date (cumulative) (2)		Expenditures paid to date (cumulative) (3)		Estimated expenditures to complete the project (4)		Adjustment (5)		Comments (delays, amendments, etc.) (6)
R&D costs	$31,839,000	$		$		$		$
(salaries, sub- [words missing]
IP, licences,	$21,497,000
development
[salaries) and
equipment
General costs	$5,321,000
and
Sales, marketing,	$15,641,000
management and
production costs
TOTAL	$74,298,000		$		$		$		$	$

NOTE: Column 1 = Column 2 + Column 4- Column 5 if applicable

*	Expenditures in consideration for which the Company received a good or service placing it under an obligation to pay under the terms of an agreement or contract

Date

Model Financing Table (Investment)
...(Company name)...

Financing		Planned (authorization or amendment) (7)	Received to date (8)	Estimate to complete the project (9)	Overrun or adjustment (10)
IQ-EDF RIFL		$19,800,000	$	$	$
IQ-EDF-Convertible debenture		$13,200,000
Shareholder debenture (issued)		$14,723,000
Desjardins renewable loan		$14,893,000
Self-generated funds		$11,682,000

Additional government financing (not included in the “Project and financing” table in section 2.1 of the Offer)

● ● ● ● ● ●	Grant, loan or loan guarantee – Government of Canada Grant, loan or loan guarantee – Government of Quebec Investment tax credits Other tax credits Equity or debentures Other government financing
TOTAL		$74,298,000	$	$	$

Column 7 = Column 1 Column 8 = Column 3	Column 9 = Column 4 Column 10 = Column 5

NOTE: Column 1 = Column 2 + Column 4 – Column 5 if applicable

Date

File: D154543           Company: E101284

OFFICIAL ANNOUNCEMENT

Financial Intervention
Company name:

The Company expects to make a public announcement: ☐ Yes ☐ No

If not, why not:

Type of announcement planned:	☐ Press release ☐ Press conference ☐ Official ceremony

Expected date of announcement:

Place of announcement:

Person who will represent the Company when the announcement is made

Name:

Title:

Contact information:

Company’s contact person for communications

Name:

Contact information: